EXHIBIT (5)
FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
November 15, 2004	CLIENT/MATTER NUMBER 044741-0103

National Research Corporation
1245 Q Street
Lincoln, NE 68508

Ladies and Gentlemen:

        We have acted as counsel for National Research Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 250,000 shares of the Company’s common stock, $.001 par value (the “Common Stock”), that may be sold by Michael D. Hays.

        In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part or the Registration Statement; (b) the Articles of Incorporation and the By-laws of the Company, as amended to date; (c) resolutions of the Company’s Board of Directors relating to the resale of the Common Stock covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based on the foregoing, we are of the opinion that:

        1.     The Company is a corporation validly existing under the laws of the State of Wisconsin.

        2.     The shares of Common Stock covered by the Registration Statement are validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner FOLEY & LARDNER

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